As filed with the Securities and Exchange Commission on April 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The St. Joe Company*

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-0432511
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

133 South WaterSound Parkway

WaterSound, Florida 32413

(850) 231-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth M. Borick, Esq.

The St. Joe Company

133 South WaterSound Parkway

WaterSound, Florida 32413

(850) 231-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kara L. MacCullough, Esq.

Greenberg Traurig. P.A.

401 E Las Olas Blvd., Suite 2000

Ft Lauderdale, FL 33301

(954) 768-0500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered*	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, par value $0.001 per share (1) (2)	25,033,875	19.185	$480,274,892	$65,509.50
Debt Securities	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Stock Purchase Contracts	(2)	(2)	(2)	(2)
Stock Purchase Units	(2)	(2)	(2)	(2)
Units (3)	(2)	(2)	(2)	(2)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(1)	Includes only shares to be sold by the Selling Securityholders named therein. In addition, additional shares of common stock may be added by automatically effective post-effective amendments pursuant to Rule 413. The (i) Proposed Maximum Offering Price per share, (ii) the Proposed Maximum Aggregate Offering Price and (iii) the Amount of the Registration Fee have been estimated solely for calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low price of the St. Joe Common Stock on the New York Stock Exchange on April 18, 2013.
(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee associated with securities.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Prospectus

The St. Joe Company

Common Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We, The St. Joe Company, may offer from time to time, shares of common stock, debt securities, warrants, stock purchase contracts and stock purchase units in one or more series, in amounts, at prices and on terms to be determined at the time of offering. When we offer securities pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the securities being offered. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers and may offer and sell these securities on a continuous or delayed basis. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Additionally, the selling shareholders identified in this prospectus or their respective successors, including their respective permitted transferees, pledgees or donees or their successors, may offer their respective shares of common stock from time to time through public or private transactions, at prices related to prevailing market prices or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling shareholders, subject to certain restrictions. We will not receive any proceeds from the sale of these shares by the selling shareholders.

Our common stock is listed on the New York Stock Exchange under the symbol “JOE.” We will apply to list any common stock sold pursuant to a prospectus supplement to this prospectus on the New York Stock Exchange.

Investing in our securities involves risk. See “Risk Factors” on page 1 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2013

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related offering material issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any such offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

About this Prospectus

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process pursuant to the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we or the selling shareholders identified in this prospectus may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, “company,” “we,” “our” and “us” refer only to The St. Joe Company and not any of its subsidiaries, except where the context otherwise requires or as otherwise indicated, and “prospectus supplement” includes any pricing supplements relating to particular offerings of securities.

The St. Joe Company

We own land, timber and resort assets located primarily in Northwest Florida, Jacksonville, Florida and Tallahassee, Florida. Of the 567,000 acres of land we own, most was acquired decades ago and, as a result, has a very low initial cost basis, before development costs. Approximately 403,000 acres, or approximately 71 percent of our total land holdings, are within 15 miles of the coast of the Gulf of Mexico.

We currently operate our business in five reportable operating segments: (1) residential real estate, (2) commercial real estate, (3) resorts, leisure and leasing operations, (4) forestry and (5) rural land. We believe we can best create shareholder value by concentrating our efforts on the profitable development and utilization of our land assets

We were incorporated in Florida in 1936. Our principal executive offices are located at 133 South WaterSound Parkway, WaterSound, Florida 32413. Our telephone number is (850) 231-6400.

Risk Factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our company described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Commission and incorporated by reference in this prospectus. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Special Note Regarding Forward-Looking Statements

Forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) are statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These statements are often preceded by or include the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “should” or similar expressions. This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements including, but not limited to, statements regarding:

•	our belief regarding our ability to capture and capitalize on opportunities relating to retirement communities;

•	our belief regarding our ability to develop our land for commercial and industrial uses, and our intent to continue to explore such opportunities;

•	our belief regarding the development of the Port at Port St. Joe;

•	our belief regarding the benefit of entering into joint ventures and/or partnerships;

•	our expectations regarding our future capital expenditures and the source of funds for these expenditures;

•	our intent to maximize profits and long-term value in our residential resort and primary home communities;

•	our expectation regarding the amount we will harvest in our forestry business in 2013;

•	our intent to continue investing in new business opportunities;

•	our expectation regarding the effect of the termination of our pension plan;

•

our expectation regarding our excess cash and that our current cash position and our anticipated cash flows will provide us with sufficient liquidity to satisfy our working capital needs and capital expenditures;

•	our belief regarding the impact on revenue and net margin of the Thinnings Supply Agreement;

•	our expectation that we will reposition certain assets, and our expectation regarding the sale of such assets;

•	our belief that our residential sales are showing signs of recovery in many of our Northwest Florida projects;

•

our expectation regarding the impact of pending litigation matters or governmental proceedings on our financial position or results of operations, and our belief regarding the defenses to litigation claims against us;

•	our belief regarding our compliance with applicable regulatory matters; and

•	our estimates regarding certain tax matters and accounting valuations.

These statements, as well as other forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors could cause actual results and events to differ significantly from those expressed in any forward-looking statements. These factors include, among others, the following:

•	a delay in the recovery of real estate markets in Florida and across the nation, or any further downturn in such markets;

•	a decline in the value of the land and home inventories we maintain or possible future write-downs of the book value of our real estate assets and notes receivable;

•	our ability to successfully dispose of our repositioned assets and other properties at contemplated margins and within anticipated timeframes;

•	our ability to capitalize on opportunities relating to retirement communities and the Port at Port St. Joe, and our ability to successfully engage in strategic partnerships;

•	our ability to effectively execute our strategy, and our ability to successfully anticipate the impact of our strategy;

•	a slowing of the population growth in Florida, including a decrease of the migration of Baby Boomers to Florida;

•	our ability to capitalize on our cost reduction initiatives, and the impact of our restructuring initiatives on our operations;

•	increases in operating costs, including costs related to real estate taxes, construction materials, labor and insurance, and our ability to manage our cost structure;

•	our ability to successfully and timely obtain land-use entitlements and construction financing, and address issues that arise in connection with the use and development of our land;

•	natural disasters and other unforeseen damage, such as hurricanes and oils spills, for which our insurance may not provide adequate coverage;

•	the financial impact to our results of operations if the RockTenn mill in Panama City were to permanently cease operations;

•	potential liability under environmental or construction laws, or other laws or regulations;

•	changes in laws, regulations or the regulatory environment affecting the development of real estate or forestry activities;

•	the expense, management distraction and possible liability associated with pending securities class action litigation, shareholder derivative litigation and/or the Commission investigation;

•	our ability to anticipate the impact of pending environmental litigation matters or governmental proceedings on our financial position or results of operations;

•	our ability to identify and successfully implement new opportunities that are accretive to shareholders;

•	significant tax payments arising from any acceleration of deferred taxes; and

•	our ability to successfully estimate the impact of certain accounting and tax matters, including the our ability to recognize the net operating losses.

The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

Ratio of Earnings to Fixed Charges

We had a ratio of earnings to fixed charges of 3.26 to 1 for the year ended December 31, 2012. We had a deficiency in earnings to fixed charges of $386.1 million for the years ended December 31, 2011, $55.7 million for 2010, $205.2 million for 2009 and $63.8 million for 2008. For purposes of computing this ratio of earnings to fixed charges, (1) earnings are computed by adding fixed charges, less capitalized interest, to earnings from continuing operations before equity in (loss) income from unconsolidated affiliates and income taxes, (2) fixed charges consist of interest expense, amortization of debt issuance costs, interest capitalized and that portion of rental expense considered to be interest. Because we had no shares of preferred stock outstanding during any of the periods presented or as of the date of this prospectus, we do not separately present the ratio of earnings to combined fixed charges and preferred stock dividends.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions.

We will not receive any proceeds from the selling shareholders’ sale of the shares of common stock described in this prospectus under the heading “Selling Shareholders”.

Selling Shareholders

The following table sets forth as of April 15, 2013 certain information regarding the beneficial ownership of our common stock (i) immediately prior to the consummation of the offerings and (2) as adjusted to reflect the sale of the shares of our common stock pursuant to the offerings. The information regarding the beneficial ownership after resale of shares is based upon the assumption that the selling shareholders will sell all of their respective shares of common stock owned by them and covered by this prospectus.

For purposes of this table, information as to the shares of common stock is calculated based on 92,302,299 shares of common stock outstanding. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days after the date of this prospectus.

Selling Shareholder	Number of Shares Beneficially Owned	Percent of Class(1)	Number of Shares Offered	Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering
Fairholme Capital Management, LLC(2)	25,033,875	27.7%	25,033,875	0		*
The Fairholme Fund, a series of Fairholme Funds, Inc.(3)	23,136,502	25.1%	23,136,502	0		*

*	Less than one percent
(1)	Percentage ownership calculation is based on 92,302,299 shares of common stock outstanding as of April 15, 2013.
(2)	Fairholme Capital Management, L.L.C. (“Fairholme Capital”) serves as the investment manager of The Fairholme Fund and managed accounts holding shares of our common stock. Fairholme Capital may be deemed to beneficially own the shares held by The Fairholme Fund and by those managed accounts. Fairholme Capital has shared voting power with respect to 23,841,602 shares and shared dispositive power with respect to all shares. Mr. Bruce Berkowitz is the Managing Member of Fairholme Capital and therefore may be deemed to be the beneficial owner of 25,033,875 shares of our common stock. Mr. Berkowitz has shared voting and dispositive power with respect to all shares of common stock beneficially owned by Fairholme Capital. The business address of Fairholme Capital is c/o Fairholme Capital Management, L.L.C. 4400 Biscayne Boulevard, 9th Floor Miami, FL 33137.
(3)	The Fairholme Fund is a series of Fairholme Funds, Inc. Fairholme Funds, Inc. is an investment company registered with the SEC under the Investment Company Act of 1940. The business address of Fairholme Funds, Inc. is c/o Fairholme Capital Management, L.L.C. 4400 Biscayne Boulevard, 9th Floor Miami, FL 33137

Mr. Bruce R. Berkowitz, the Managing Member of Fairholme Capital Management, L.L.C., and the President of Fairholme Funds, Inc., is the Chairman of our board of directors. In addition, Messrs. Cesar L. Alvarez and Howard S. Frank, each of whom is a member of our board of directors, also serve on the board of directors of Fairholme Funds, Inc.

DESCRIPTION OF THE COMMON STOCK

The following description of our common stock is qualified in its entirety by reference to our restated and amended articles of incorporation, which we refer to as our articles of incorporation, and our amended and rested bylaws, which we refer to as our bylaws. Reference is also made to the Florida Business Corporation Act, or FBCA.

As of the date of this prospectus, we were authorized to issue up to 180,000,000 shares of common stock, having no par value per share. As of April 15, 2013, we had 92,302,299 shares of our common stock outstanding. Our common stock is listed on the New York Stock Exchange, under the symbol “JOE.”

Any shares of common stock sold pursuant to this prospectus, when issued, will be fully paid and non-assessable.

Dividend Rights

Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof. Our restated articles of incorporation do not limit the dividends that can be paid on the common stock.

Liquidation Rights

After satisfaction of creditors, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets.

Voting Rights

Each share of common stock is to one vote. Pursuant to the terms of our bylaws, in an uncontested election of directors, the affirmative vote of the holders of at least a majority of the total number of shares cast is required for the election of each director. Where the number of nominees considered by the shareholders for election as a director exceeds the number of directors to be elected, directors are elected by the vote of a plurality of the votes cast. Unless otherwise provided in our articles of incorporation or bylaws or by the FBCA, the affirmative vote of the holders of at least a majority of the total number of shares cast is required for shareholder action on matters other than the election of directors. The holders of our common stock do not have cumulative voting rights.

Board of Directors

Our bylaws provide that our board of directors shall be elected for a one-year term, expiring at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualified. Pursuant to our bylaws, shareholders may remove one or more directors with or without cause and a vacancy on our board of directors may be filled by a majority of the directors then in office.

No Other Rights

Holders of our common stock are not entitled to preemptive, redemption, subscription or conversion rights.

Anti-Takeover Effects of our Bylaws

Our bylaws contain advance notice procedures for shareholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of shareholders. As specified in our bylaws, director nominations and the proposal of business to be considered by shareholders may be made only pursuant to a notice of meeting, at the direction of the board of directors (or a committee thereof) or by a shareholder who is a shareholder of record at the time of giving the notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our bylaws.

To be timely, a nomination of a director by a shareholder or notice for business to be brought before an annual meeting by a shareholder must be delivered to the Secretary of the company not less than 100 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the shareholder to be timely, such notice must be delivered not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will be our unsecured direct obligations. The debt securities may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indenture and the debt securities to be issued under any indenture are summaries of certain anticipated provisions of the indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and the debt securities.

General

Our senior debt securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. While such senior debt securities rank equally and ratably with our other indebtedness that is not subordinated, it is effectively junior to secured debt or debt on the level of our subsidiaries. If we issue subordinated debt securities, they will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other subordinated indebtedness. They may, however, also be subordinated in right of payment to senior subordinated securities. See “—Subordination.” We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities if other than the principal amount of the debt securities;

•	the rights evidenced by the securities;

•

the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any retirement provisions;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions with respect to the kind and priority of liens securing the securities;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance reserves;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	provisions related to the modification of the terms of the security of the rights of shareholders;

•	if a person other than U.S. Bank National Association is to act as trustee for the debt securities of that series, the name and location of the corporate trust office of such trustee;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated and/or book-entry form;

•

whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•

whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•

whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment; and

•	the subordination provisions, if any, relating to the debt securities.

We may issue debt securities at less than the principal amount payable upon maturity (we refer to these securities as “original issue discount securities”). If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on and principal of and premium, if any, on any debt securities at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the applicable trustee; or

•	in any other lawful manner, all as more completely described in the applicable indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

•

If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities. In addition, we must not already be in default, unless the merger or other transaction would cure the default. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	Any other condition described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default

The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•

We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities of the affected series may send the notice.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of a significant portion in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is known as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above notices and offer of indemnity. However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

We will set forth in the applicable prospectus supplement the terms and conditions upon which we can make changes to an indenture or the debt securities. There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Unanimous Approval

First, there are changes we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security.

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security; and

•	impair your right to sue for payment.

Changes Requiring a Majority Vote

The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described under “—Changes Requiring Unanimous Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance

We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF THE WARRANTS

The following is a description of the general terms and provisions that may apply to our warrants. The particular terms of any warrants offered hereby will be described in the prospectus supplement relating to the warrants which may add, update or change the terms described in this prospectus. To review the terms of any warrants offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.

We may issue warrants for the purchase of debt securities or common stock. The warrants may be issued independently or together with any other securities covered by this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants.

The prospectus supplement will specify the material terms of the warrants, including a description of any other securities sold together with the warrants, and the applicable warrant agreements, including one or more of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock or other securities, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following is a description of the general terms and provisions that may apply to our stock purchase contracts and stock purchase units. The prospectus supplement describing the terms of any stock purchase contracts or stock purchase units offered by this prospectus may add, update or change the terms described in this prospectus. To review the terms of any stock purchase contracts or stock purchase units offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.

We may issue stock purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying debt security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the stock purchase contract.

The prospectus supplement will specify the material terms of the stock purchase contracts, the stock purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the stock purchase contract in order to purchase our common stock;

•

the settlement date or dates on which the holder will be obligated to purchase shares of our common stock. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the stock purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a stock purchase contract, determines the number of shares of our common stock that we will be obligated to sell and a holder will be obligated to purchase under that stock purchase contract upon payment of the stated amount of that stock purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of our common stock over a specified period or it may be based on some other reference statistic;

•

whether the stock purchase contracts will be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying debt security with an aggregate principal amount or liquidation amount equal to the stated amount;

•

the type of underlying security, if any, that is pledged by the holder to secure its obligations under a stock purchase contract. Underlying securities may be debt securities, U.S. Treasury securities or other securities;

•

the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The descriptions of the stock purchase contracts, stock purchase units and any applicable pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

General

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The Selling Securityholders have agreed to pay any registration fees associated with the registration of their shares and have agreed to share in all other costs associated with the preparation and filing of this Registration Statement.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be.

The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us, our subsidiaries and/or our affiliates (including the selling shareholders) in the ordinary course of business.

Selling Shareholders

The selling shareholders identified in this prospectus will act independently of The St. Joe Company in making decisions with respect to the timing, manner and size of each and any sale. The selling shareholders and any of their respective pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The selling shareholders will be responsible for commissions charged by such broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•

through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling shareholders;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the selling shareholders may resell all or a portion of their respective shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

Each selling shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Each selling shareholder has acknowledged that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If a selling shareholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurance that the selling shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by such selling shareholder.

Experts

The consolidated financial statements of The St. Joe Company and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Greenberg Traurig, P.A., Ft Lauderdale, Florida. Cesar Alvarez, one of our directors, is the Executive Chairman of Greenberg Traurig, P.A., which receives from us customary fees for legal services.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document previously filed by us at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public on the Commission’s Internet website at http://www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

Incorporation of Certain Documents By Reference

We are allowed to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the Commission will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate into this prospectus by reference the following documents filed by us with the Commission, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus:

Commission Filing (File No. 1-10466)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2012

Current Reports on Form 8-K	March 18, 2013 and March 27, 2013

Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	February 20, 1990 and March 21, 1990

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934	After the date of this prospectus

You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at (850) 231-6400 or at the following address:

Investor Relations

The St. Joe Company

133 South WaterSound Parkway

WaterSound, Florida 32413

In addition, we make available free of charge through the Investor Relations page on our website at http://www.joe.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Commission Registration Fees	$65,510	(1)(2)
Accounting Fees and Expenses	50,000	(3)
Trustee’s Fees and Expenses (including counsel fees)		(2)
Printing Fees	10,000	(3)
Rating Agency Fees		(2)
Legal Fees and Expenses	50,000	(3)
Miscellaneous	10,000	(3)

Total	120,000	(2)(3)

(1)	Amount includes only the Registration Fee payable in connection with the shares registered for resale by the Selling Securityholders. This amount has been paid by the Selling Securityholder. Any amounts that may be due in connection with securities to be issued by the Registrant have been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
(2)	Because an indeterminate amount of securities are covered by this Registration Statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.
(3)	Estimated.

Item 15.	Indemnification of Directors and Officers.

Under Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company’s Restated Articles of Incorporation do not limit the Company’s power to indemnify its directors, officers and other employees to the fullest extent permitted by law. Article VI of the Company’s bylaws provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or key employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or key employee of another corporation, partnership, joint venture, trust or other enterprise.

The Company has also entered into indemnification agreements with each of the members of its board of directors. Under the terms of the indemnification agreements, each director is entitled to the right of indemnification if, by reason of his or her corporate status, he or she is, or is threatened to be made, a party to any threatened, pending or completed proceedings. The Company will indemnify each director against expenses, liability and loss in certain circumstances, including but not limited to judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company will indemnify each director for all expenses actually and reasonably incurred if he or she is wholly successful on the merits and will indemnify each director for all expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter if he or she is party successful on the merits. The indemnification agreements also provide for advancement of reasonable expenses, subject to proper notice being submitted to the Company.

We have entered into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the Florida Business Corporation Act, our articles of incorporation and our bylaws, against expenses incurred by such persons in connection with their service as (i) our director or officer, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

We maintain directors’ and officers’ liability insurance for our directors and officers.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.3	Form of Senior Indenture**

4.4	Form of Subordinated Indenture**

4.5	Form of Senior Debt Security*

4.6	Form of Subordinated Debt Security*

4.7	Form of Warrant*

4.8	Form of Warrant Agreement*

5.1	Opinion of Greenberg Traurig, P.A.**

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges**

23.1	Consent of KPMG LLP, independent registered public accounting firm**

23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1) **

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939**

*	If required, this exhibit will be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the WaterSound, Florida, on April 25, 2013.

The St. Joe Company

By:	/s/ Park Brady
Park Brady
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Park Brady and Bruce R. Berkowitz, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and supplements to this registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) and Rule 462(e) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce R. Berkowitz	Chairman of the Board	April 25, 2013
Bruce R. Berkowitz

/s/ Park Brady	President, Chief Executive Officer and Director	April 25, 2013
Park Brady	(Principal Executive Officer)

/s/ Thomas J. Hoyer	Senior Vice President and Chief Financial Officer	April 25, 2013
Thomas J. Hoyer	(Principal Financial Officer)

/s/ Joanne Viard	Chief Accounting Officer	April 25, 2013
Joanne Viard	(Principal Accounting Officer)

/s/ Charles J. Crist	Director	April 25, 2013
Charles J. Crist

/s/ Cesar L. Alvarez	Director	April 25, 2013
Cesar L. Alvarez

/s/ Howard S. Frank	Director	April 25, 2013
Howard S. Frank

/s/ Jeffrey C. Keil	Director	April 25, 2013
Jeffrey C. Keil

/s/ Stanley Martin	Director	April 25, 2013
Stanley Martin

/s/ Thomas P. Murphy, Jr.	Director	April 25, 2013
Thomas P. Murphy, Jr.

Exhibit Index

Exhibit No.	Description

4.3	Form of Senior Indenture

4.4	Form of Subordinated Indenture

5.1	Opinion of Greenberg Traurig, P.A.

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges

23.1	Consent of KPMG LLP, independent registered public accounting firm.

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture.